SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2004

TOWN SPORTS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York	333-40907	13-2749906
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

888 Seventh Avenue, New York, New York 10106
(Address of Principal Executive Offices, including Zip Code)

(212) 246-6700
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
PRESS RELEASE

Item 5. Other Events.

     On January 23, 2004, Town Sports International Holdings, Inc., (which will become the Company's direct parent prior to the issuance of the aftermentioned notes), issued a press release announcing that it plans to offer senior discount notes in a private placement. Net proceeds from the offering will be used to redeem preferred stock and to pay a shareholder dividend.

     The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

     The press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibit
No.	Description

99.1	Press Release

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 23, 2004.

TOWN SPORTS INTERNATIONAL, INC

/s/ Richard Pyle
Date: January 22, 2004	By:	Richard Pyle
	Its:	Chief Financial Officer

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